UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 27, 2017

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated With Exit or Disposal Activities.

On November 27, 2017, the Board of Directors of TCF Financial Corporation, a Delaware corporation (“TCF” or the “Company”) approved an executive management plan to discontinue all indirect auto loan originations by the Company, effective December 1, 2017. The determination was based on management’s review of strategic alternatives and the financial outlook of the indirect auto loan origination business compared with alternative uses of capital as part of the development of the Company's 2018 annual plan. TCF will continue to service existing auto loans on its balance sheet and auto loans serviced for others. Actions to wind down operations that support indirect auto originations will begin immediately and the servicing operations will be adjusted over time to support business requirements including the retention of the necessary staff. Additional costs may be incurred as the Company executes the plan.

As a result of these actions, TCF expects to recognize a one-time, after-tax charge in the fourth quarter of 2017 in an approximate amount between $80.4 million and $85.4 million consisting primarily of:

•	Approximately $73.4 million of goodwill and other intangible assets impairment; and

•	Between approximately $7.0 million and approximately $12.0 million related to items including severance, asset impairment and lease termination write-offs.

Of the amounts above, on a pre-tax basis, approximately $8.0 million to $16.0 million are expected to result in future cash expenditures. It is anticipated that the actions described will be substantially completed by the end of the first quarter of 2018. The ranges described above are only estimates and the actual charges incurred could differ materially from these estimates.

A copy of the news release announcing this action is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 of this report on Form 8-K is incorporated by reference into this item 2.06.

Item 7.01 Regulation FD Disclosure.

Information is being furnished herein in Exhibit 99.2 with respect to the slide presentation prepared for use with the press release. The presentation is also available on the Investor Relations section of the Company’s web site at http://ir.tcfbank.com. Information contained herein, including Exhibit 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On November 27, 2017, the Company issued a news release announcing the replacement of its previous share repurchase program. Pursuant to the share repurchase program, the Company is authorized to repurchase up to $150.0 million in aggregate value of shares of the Company’s common stock. The timing and extent of any repurchases will depend upon market conditions, the trading price of the Company's shares and other factors. There are no assurances the Company will repurchase any shares, and the share repurchase may be commenced or suspended at any time or from time to time by the Company.

A copy of the news release announcing this action is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	News Release dated November 27, 2017
99.2	Investor Presentation dated November 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  November 27, 2017